Exhibit 4.01

First Amendment to Indenture

First Amendment (the “First Amendment”) dated as of December 1, 2005, by and among Plains Exploration & Production Company (formerly Plains Exploration & Production Company, L.P.) (the “Issuer”), the Subsidiary Guarantors (as defined by reference below) and JPMorgan Chase Bank, National Association (formerly known as JPMorgan Chase Bank) (the “Trustee”), as Trustee, to the Amended and Restated Indenture dated as of June 18, 2004, among the Issuer, the Subsidiary Guarantors and the Trustee regarding the Issuer’s 8 3/4% Senior Subordinated Notes due 2012 (capitalized terms used and not defined in this Amendment have the meanings given to such terms in the Indenture).

WHEREAS the Issuer has determined that Paragraph (8) of the definition of Consolidated Net Income in the Indenture contains an omission (the omission of the words “or Commodity Agreements”) which results in an inconsistency in the treatment of unrealized non-cash gains or losses in respect of different types of hedging engaged in by the Company and inconsistent treatment of such non-cash gains or losses for purposes of the Limitations on Restricted Payments covenant in Section 3.5(c) of the Indenture; and

WHEREAS Section 9.1(1) of the Indenture permits the Issuer, the Subsidiary Guarantors and the Trustee to amend the Indenture without notice to or consent of any Securityholder to cure any ambiguity, omission, defect or inconsistency.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Issuer, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.        Amendment.    So that the omission and inconsistencies described above may be corrected, the Issuer, the Subsidiary Guarantors and the Trustee hereby amend and restate Paragraph (8) of the definition of Consolidated Net Income in the Indenture to read in its entirety as follows:

    “any unrealized non-cash gains or losses on charges in respect of Hedging Obligations or Commodity Agreements (including those resulting from the application of Statement of Financial Accounting Standards 133); and”

2.        Parties.    Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this First Amendment or the Indenture or Supplemental Indentures or any provision herein or therein contained.

3.        Governing Law.    This First Amendment shall be governed by, and construed with, the laws of the State of New York.

4.        Severability Clause.    In case any provision in this First Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

5.        Ratification of Indenture and Supplemental Indentures: First Amendment Part of Indenture.    Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Amendment shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representations or warranty as to the validity or sufficiency of this First Amendment.

6.        Counterparts.    The Parties hereto may sign one or more copies of this First Amendment in counterparts, all of which together shall constitute one and the same agreement.

7.        Headings.    The headings of the Articles and the sections in this First Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interruption of any provisions hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

PLAINS EXPLORATION & PRODUCTION COMPANY

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Executive Vice President & Chief Financial Officer

ARGUELLO INC., as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

BROWN PXP PROPERTIES, LLC, as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

NUEVO GHANA INC., as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

NUEVO INTERNATIONAL INC., as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

NUEVO OFFSHORE COMPANY, as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

NUEVO RESOURCES INC., as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

PACIFIC INTERSTATE OFFSHORE COMPANY, as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

PLAINS LOUISIANA INC., as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

PLAINS RESOURCES INTERNATIONAL INC., as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

PXP GULF COAST INC., as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

PXP LOUISIANA L.L.C., as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

PXP PERMIAN INC., as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

PXP TEXAS INC., as a Subsidiary Guarantor

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

PXP TEXAS LIMITED PARTNERSHIP, as a Subsidiary Guarantor

	By:	PXP TEXAS INC., its General Partner

By: /s/ Stephen A Thorington
Name:	Stephen A. Thorington
Title:	Vice President & Treasurer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, (formerly known as JPMorgan Chase Bank) as Trustee

By: /s/ Mary Jane Henson
Name:	Mary Jane Henson
Title:	Vice President